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                        RECEIVABLES PURCHASE AGREEMENT


THIS RECEIVABLES PURCHASE AGREEMENT (this "Agreement") dated as of February 26,
                                           ---------
2001 is entered into by and between WEC COMPANY, a Delaware corporation ("Seller") and CAPITAL FINANCE LLC, a Delaware limited liability company
  ------
("Capital").  In consideration of the mutual covenants and agreements contained
  -------
herein, Seller and Capital hereby agree as follows:

                    SECTION 1. DEFINITIONS AND CONSTRUCTION

1.1  Definitions.  The following definitions shall apply throughout this
     -----------
     Agreement:

     "Account Debtor" means the person or entity which is obligated on a Receivable.

     "Affiliate" means with respect to any person or entity in question, any other person or entity owned or controlled by, or which owns or controls or is under common control or is otherwise affiliated with such person or entity in question.

     "Debenture Indenture" means the Debenture Indenture dated July 28, 1999 among Woods Equipment Company, as issuer, and United States Trust Company of Texas, N.A., as trustee.

     "Disputed Accounts" has the meaning given it in Subsection 8.2.
                                                     --------------

     "Environmental Laws" means any and all federal, state and local laws, regulations, rules, orders, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants or industrial, toxic or hazardous substances into the environment, or otherwise relating to the manufacture, processing, treatment, transport or handling of pollutants or industrial, toxic or hazardous substances.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "ERISA Plan" means any pension benefit plan subject to Title IV of ERISA maintained by Seller or any Affiliate thereof with respect to which Seller or any Affiliate has a fixed or contingent liability.

     "Event of Default" has the meaning given it in Section 12.
                                                    ----------

     "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor), consistently applied throughout the period involved.

     "Indemnified Claims" means any and all claims, demands, actions, causes of action, judgments, suits, liabilities, obligations, losses, damages and consequential damages, penalties, fines, costs, fees, expenses and disbursements (including without limitation, fees and expenses of attorneys and other professional consultants and experts in connection with any investigation or defense) of every kind or nature, known or unknown, existing or hereafter arising, foreseeable or unforeseeable, which may be imposed upon, threatened or asserted against or incurred or paid by any Indemnified Person at any time and from time to time, because of or resulting from, in connection with or in any way relating to or arising out of the purchase of any Account hereunder or any other transaction, act, omission, event or circumstance in any way connected with or contemplated by this Agreement or the other Purchase Documents or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing (including but not limited to any investigation, litigation, proceeding, enforcement of Capital's rights or defense of Capital's actions related to or arising out of this Agreement, the other Purchase Documents, or the Account Payments or use of the proceeds thereof), whether or not any Indemnified Person is a party hereto; provided, however, the term "Indemnified Claims" shall not include losses incurred by Capital from the financial inability of the Account Debtors to pay Accounts.

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     "Indemnified Persons" shall collectively mean Capital and its officers, directors, shareholders, employees, representatives, agents, Affiliates, successors and assigns.

     "Intecreditor Agreement" means an Intercreditor Agreement, dated as of the date hereof, between Capital and Fleet Capital Corporation, as Agent for certain lenders.

     "Invoices and Related Data" has the meaning given it in Subsection 8.6.
                                                             --------------

     "Net Amount" means the gross face amount payable pursuant to the invoice of a Sold Receivable less all permitted discounts, deductions and allowances.

     "Notes Indenture" means the Notes Indenture dated July 28, 1999, among the Seller, as issuer, Woods Equipment Company, as guarantor, and United States Trust Company of New York, as trustee.

     "Purchase Documents" means this Agreement and the documents, agreements and instruments required by Capital to be executed and delivered in connection herewith (including, without limitation, the Put Agreement and the Intercreditor Agreement).

     "Purchase Price" has the meaning given it in Subsection 2.2.
                                                  --------------

     "Put Agreement" means that certain Receivables Put Agreement dated of even date herewith between Capital and Madison Dearborn Capital Partners II, L.P.

     "Receivables" means all "accounts", "general intangibles" and "chattel paper", as defined in the UCC, and all other right of Seller to payment for goods sold or leased or for services rendered which are not evidenced by a promissory note, whether now existing or hereafter created or arising.

     "Receivables Sale Date" means the effective date of the sale of the Sold Receivables to Capital hereunder.

     "Remittance Addresses" means P.O. Box 99779, Chicago* Illinois 60690-7579, P.O. Box 64361, St. Paul, Minnesota 55164-0361, P.O. Box 440, Schofield, Wisconsin 54476-0440, P.O. Box 7160, Department 48, Indianapolis, Indiana 46207-7160 and P.O. Box 99425, Chicago, Illinois 60654

     "Sale Assignment" means the Sale Assignment in the form attached hereto as

     Schedule A duly executed by an authorized officer of Seller.
     ----------

     "Sold Receivables" means the Receivables sold, absolutely assigned and conveyed by Seller to Capital hereunder which are particularly described on Exhibit A to the Sale Assignment.

     "UCC" means the Uniform Commercial Code as in effect in the State of New York, as amended from time to time.

1.2 Construction. Terms defined in the UCC which are used and not otherwise defined herein shall have the meanings given them in the UCC. The terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions and modifications of such agreement, instrument or document. All addenda, exhibits and schedules attached to this Agreement are a part hereof for all purposes. Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

                        SECTION 2. SALE OF RECEIVABLES

2.1 Sale of Accounts. Seller hereby sells, transfers, absolutely assigns and otherwise conveys to Capital (as a sale by Seller and a purchase by Capital, rather than a pledge of collateral), without recourse to Seller, all right, title, and interest of Seller in and to (a) the Sold Receivables, (b) all books and records (including electronic media or software) to the extent relating to the Sold Receivables, (c) all related rights (but not obligations) of Seller with respect thereto, including all contract rights, guarantees, letters of credit, liens in favor of Seller, collateral,

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     insurance and other agreements and arrangements of whatever character from time to time to the extent supporting or securing payment of the Sold Receivables, (d) all of the Invoices and Related Data (as defined in Subsection 5.5) with respect to the Sold Receivables, (e) all right, title
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     and interest of Seller in any related goods, including Seller's rights and remedies of an unpaid seller or lessor under Article 2, Part 7 of the UCC (including, without limitation, recission, replevin, reclamation, repossession and stoppage in transit) relating to the Sold Receivables, and all returned, reclaimed or repossessed goods relating to the Sold Receivables, and (f) all cash and non-cash proceeds of the foregoing. The Sold Receivables are sold to Capital without recourse to Seller; provided,
                                                                      --------
     however, nothing contained herein shall be construed to relieve Seller from
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     liability herein from any breach by Seller of any representation, warranty or agreement contained herein. The foregoing sale, transfer, assignment and conveyance does not constitute and is not intended to result in an assumption by Capital of any obligation of Seller or any other person in connection with the Sold Receivables, or related rights under any agreement or instrument relating thereto. Seller agrees to promptly execute and deliver such bills of sale, assignments, letters of credit, notices of assignment, financing statements (including continuation statements) under the UCC and other documents, and make such entries and markings in its books and records, and to take all such other actions (including the negotiation, assignment or transfer of negotiable documents, letters of credit or other instruments) as Capital may request to further evidence or protect the sale and assignments of the Sold Receivables and related rights to Capital hereunder, as well as Capital's interest in any returned goods.

2.2  Purchase Price.  Capital shall pay $10,000,000 (the "Purchase Price") to
                                                          --------------
     Seller in consideration for purchasing the Sold Receivables, such amount being payable by Capital to Seller on the Receivables Sale Date.

                        SECTION 3. CONDITIONS PRECEDENT

3.1 Conditions Precedent. Capital's obligation hereunder to purchase the Sold Receivables or pay the Purchase Price for the purchase of the Sold Receivables under the terms and conditions of this Agreement shall be subject to the conditions precedent that as of the date of any such purchase or payment and after giving effect thereto: (i) Capital has received this Agreement, the Put Agreement and all other Purchase Documents which have all been appropriately executed by Seller and all other proper parties (including, without limitation, the Sale Assignment); (ii) all representations and warranties made in this Agreement and the other Purchase Documents are true on and as of the date of such purchase; (iii) no Event of Default, or an event with which the passage of time or the giving of notice, or both, shall become an Event of Default, has occurred hereunder or under any of the other Purchase Documents; (iv) there has been no material adverse change in Seller's financial condition or its business since the date of the most recent financial statements of Seller supplied to Capital; (v) Capital shall have received a legal opinion from Reed Smith Shaw & McClay LLP, as legal counsel for Seller, and from Kirkland & Ellis, as legal counsel for Madison Dearborn Capital Partners II, L.P., satisfactory to Capital which covers such matters incident to the transactions contemplated by this Agreement, the other Purchase Documents and the Put Agreement as Capital may require; (vi) Capital shall have entered into the Intercreditor Agreement with Fleet Capital Corporation, as Agent for certain lenders; and (vii) Capital shall have received all fees and expenses owing hereunder.

                         SECTION 4. EXPENSES AND TAXES

4.1 Attorneys' Fees. Seller agrees to pay or reimburse Capital upon demand for all reasonable attorneys' fees, court costs and other actual, direct and reasonable expenses incurred by Capital (whether or not litigation is commenced or judgment issued, and if litigation is commenced whether at trial or any appellate level) in preparation, negotiation, and enforcement of this Agreement and protecting or enforcing its ownership interest in the Sold Receivables.

4.2 Expenses. Capital shall be entitled to reimbursement upon demand for all reasonable out of pocket expenses (including, without limitation, all due diligence expenses) incurred by Capital in the course of performing its functions with respect to this Agreement.

4.3 Taxes. All taxes and governmental charges of any kind imposed with respect to the sale of goods or rendering of services relating to the Sold Receivables shall remain for the account of, and be paid by, Seller.

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              SECTION 5. REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Capital as of the date hereof as follows:

5.1 Existence. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is qualified and authorized to do business and is in good standing in all states in which such qualification and good standing are necessary. Seller has all requisite power and authority to execute this Agreement and the other Purchase Documents to which Seller is a party.

5.2 No Violation. The execution, delivery and performance by Seller of this Agreement and the other Purchase Documents to which Seller is a party do not and will not constitute a violation of any applicable law or of Seller's articles or certificate of incorporation or bylaws or any material breach of any other document, agreement or instrument to which Seller is a party or by which Seller is bound.

5.3 Binding Obligations. The execution, delivery and performance of the Agreement and the other Purchase Documents to which Seller is a party have been duly authorized by all necessary corporate action by Seller and constitute legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

5.4 Chief Executive Office. The address set forth below Seller's signature hereon is Seller's chief executive office and principal place of business and all other business locations of Seller are identified on Schedule 5.4
                                                                  ------------
     attached hereto.

5.5  [Intentionally Omitted].

5.6 True and Correct Information. All information provided by Seller to Capital during its evaluation of the transactions anticipated by and in connection with this Agreement, including applications, reports, financial statements, and the statements made therein were true and correct at the time made and remain true and correct at the time that this Agreement is executed.

5.7 Taxes. Seller has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected. There is no tax lien notice against Seller presently on file, judgment entered against Seller or levy on or attachment of its property outstanding or reasonably anticipated.

5.8 Full Disclosure. There is no fact which Seller has not disclosed to Capital in writing which could materially adversely affect the Sold Receivables, or which is necessary to be disclosed in order to keep any of the representations and warranties contained herein or in any other Purchase Document from being misleading.

5.9 ERISA Compliance. Seller is not currently contributing, and has never been required to contribute, to any ERISA Plan.

5.10 Compliance with Laws. Seller is conducting its business in material compliance with all applicable laws, including but not limited to applicable Environmental Laws and the Fair Labor Standards Act and has and is in compliance with all licenses and permits required under any such laws, except to the extent that noncompliance would not reasonably be expected to have a material adverse effect on Seller or Seller's business. Seller does not have any known material contingent liability under any Environmental Law, except for such contingent liabilities which if realized would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on Seller or Seller's business. Seller will continue to comply in all material respects with all Environmental Laws now or hereafter applicable to Seller and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations, in each case to the extent that failure to do the same would not reasonably be

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     expected to have a material adverse effect on Seller or Seller's business.
     Seller will promptly furnish to Capital all written notices of violation, complaints, penalty assessments, suits or other proceedings received by Seller with respect to any alleged violation of or non-compliance with any Environmental Laws.

5.11 Legal and Assumed Names. The legal name of Seller is as set forth at the beginning of the Agreement and Seller has not changed its name in the last five (5) years, and during such period the Seller did not use any tradenames or assumed names except as set forth on Schedule 5.11 attached
                                                        -------------
     hereto.

5.12 Solvent. As of the date hereof, and after giving effect to this Agreement and the completion of all other transactions contemplated by Seller at the time of the execution of this Agreement, Seller will (i) be solvent, (the fair saleable value of Seller's assets exceeding Seller's liabilities, both fixed and contingent), (ii) be able to pay all of Seller's debts as they mature, and (iii) have sufficient capital to carry on Seller's businesses.

5.13 Ordinary Course. The sale of the Sold Receivables by Seller to Capital under this Agreement is being made in the ordinary course of Seller's business.

            SECTION 6. REPRESENTATIONS AND WARRANTIES WITH RESPECT
                            TO THE SOLD RECEIVABLES

Seller hereby represents and warrants to Capital, as of the date hereof, with respect to each Sold Receivable as follows:


6.1 Owner. Seller is the sole owner of such Sold Receivable, and upon the purchase by Capital of such Sold Receivable, Capital will own such Sold Receivable free and clear of any liens, claims, equities and encumbrances whatsoever and the consideration received by Seller from Capital for such Sold Receivable is fair and adequate.

6.2 Authority to Sell. Seller is the sole obligee under such Sold Receivable and has full power and is duly authorized to sell, assign and transfer such Sold Receivable to Capital hereunder.

6.3 Full Payment Expected. Seller has no knowledge of any fact which would lead it to expect that such Sold Receivable will not be paid in the full stated amount when due.

6.4 Bona Fide Receivable. Such Sold Receivable is valid and enforceable and arises out of a bona fide sale or lease of conforming goods or the bona fide rendition of services by Seller, and all underlying goods have been delivered to the subject Account Debtor, or all underlying services have been rendered by Seller, in complete fulfillment of all of the terms and conditions of a fully executed, delivered and unexplored contract or purchase order with the subject Account Debtor, and such Account Debtor has accepted the goods or services to which the Sold Receivable relates. Such Sold Receivable constitutes the legal, valid and binding payment obligation of the subject Account Debtor, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally).

6.5 Payable in U.S. Dollars. Such Sold Receivable is denominated and payable only in United States dollars.

6.6 Sold Receivable is Not Past Due. Such Sold Receivable is current and not past due, has not been paid by or on behalf of the subject Account Debtor in whole or in part, and, is not subject to any dispute, rescission, setoff, recoupment, defense or claim by the subject Account Debtor, whether relating to price, quality, quantity, workmanship, delay in delivery, setoff, counterclaim or otherwise, and, the subject Account Debtor has not claimed any defense of any kind or character (other than bankruptcy or insolvency arising after the date of such sale of such Sold Receivable to Capital hereunder) against payment of such Sold Receivable.

6.7 U.S. Account Debtor. As of the date of purchase by Capital of such Sold Receivable, the Account Debtor with respect to such Sold Receivable is located (within the meaning of Section 9-103 of the UCC) and has its principal executive offices within the United States.

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6.8  Remittance Addresses.  The invoice related to such Sold Receivable sets forth as its sole address for payment one of the Remittance Addresses.

6.9 Net Amount. The aggregate Net Amount of all Sold Receivables is equal to $11,750,010.63.


                      SECTION 7. [INTENTIONALLY OMITTED]

                             SECTION 8. COVENANTS

So long as this Agreement shall be in effect, Seller agrees and covenants that, unless Capital shall otherwise consent in writing:

8.1. Notice of False Representation. Seller agrees to notify Capital immediately of any breach by Seller of any representation, warranty or covenant contained herein or in the event any representation or warranty made herein becomes false at any time.

8.2 Notice of Disputed Account. Seller agrees to notify Capital immediately of the assertion by any Account Debtor of any dispute or other claim (including any defense or offset asserted by any Account Debtor) with respect to any Sold Receivable, or with respect to any related goods or services ("Disputed Accounts").
                -----------------

8.3 Right of Inspection. Seller agrees to permit Capital to visit its properties and installations and to examine, audit and make and take away copies or reproductions of Seller's books and records that are reasonably related to the Sold Receivables, at all reasonable times at Seller's expense; provided, however, all such expenses shall be actual, direct and reasonable.

8.4 Taxes. Seller will pay and discharge when due all assessments, taxes, governmental charges and levies, of every kind and nature, imposed upon Seller or its properties, income or profits, prior to the date penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Seller's property, income or profits: provided, however, Seller will not be required to pay and discharge any such assessment, tax, charge, levy or claim so long as (i) same shall be contested in good faith by appropriate judicial, administrative or other legal proceedings timely instituted, and (ii) Seller shall have established adequate reserves with respect to such contested assessment, tax, charge, levy or claim in accordance with GAAP.

8.5 Proper Reporting. Seller agrees to properly reflect the effect of this Agreement (including the sale of the Sold Receivables to Capital), in all financial reports and disclosures, written or otherwise, provided to Seller's creditors and other interested parties. Seller specifically agrees that all Sold Receivables will be excluded from Seller's reported accounts receivable balances.

8.6 Delivery of Invoices and Related Data. Seller shall deliver to Capital on demand the following (collectively, the "Invoices and Related Data"): (a)
                                              -------------------------
     true and correct copies of all invoices evidencing each Sold Receivable;
     (b) the original purchase order relating to each Sold Receivable; (c) the original warehouse receipts, bills of lading, shipping documents and all other documents (as defined in the UCC) and evidence of delivery of all goods or completion of all services relating to each Sold Receivable; and
     (d) subject to the terms of the Intercreditor Agreement, the original security agreements evidencing or granting any liens securing payment of each Sold Receivable. Seller has delivered to Capital Sources a current listing of all Sold Receivables, together with the names, addresses, contact persons and telephone numbers of each Account Debtor. While Seller has possession of the Invoices and Related Data, Seller will hold such items in trust for Capital as owner thereof.

                         SECTION 9. RIGHTS OF CAPITAL

9.1 Notification of Account Debtors. Subject to the terms of the Intercreditor Agreement, Capital shall have the right at any time, either before or after the occurrence of an Event of Default and without notice to Seller, to notify any or all Account Debtors of the sale of the Sold Receivables to Capital and to direct such Account Debtors to make payment of all amounts due or to become due to Seller in respect of Sold Receivables directly

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     to Capital, to enforce collection of any Sold Receivables and to adjust, settle or compromise the amount or payment thereof.

9.2 Collections. All payments and collections of Sold Receivables received by Capital or Seller shall belong to Capital as owner of the Sold Receivables.

9.3 Right to Collect. Subject to the terms of the Intercreditor Agreement, Seller authorizes Capital to collect, sue for and give releases for and in the name of Seller or Capital in Capital's sole discretion, all amounts due on Sold Receivables. Seller specifically authorizes Capital to endorse, in the name of Seller, all checks, drafts, trade acceptances or other forms of payment tendered by Account Debtors in payment of Sold Receivables and made payable to Seller. Capital shall have no liability to Seller for any mistake in the application of any payment received with respect to any Sold Receivables, IT BEING THE SPECIFIC INTENT OF THE PARTIES HERETO THAT CAPITAL SHALL HAVE NO LIABILITY HEREUNDER FOR ITS OWN NEGLIGENCE, except for its own gross negligence and willful misconduct. Seller hereby waives notice of nonpayment of any Sold Receivables as well as any and all other notices with respect the Sold Receivables, demands or presentations for payment and agrees that Capital may extend, renew or modify from time to time the payment of, or vary, reduce the amount payable under or compromise any of the terms of, any Sold Receivables, in each case without notice to or the consent of Seller. Subject to the terms of the Intercreditor Agreement, Seller further authorizes Capital (or its designee) after an occurrence of an Event of Default to open and remove the contents of any post office box of Seller or Capital (or its designee) which Capital believes contains mail relating to Sold Receivables, and in connection therewith or otherwise, to receive, open and dispose of mail addressed to Seller which Capital believes may relate to Sold Receivables, and in order to further assure receipt by Capital (or its designee) of mail relating to such Sold Receivables, to notify other parties including customers and postal authorities to change the address for delivery of such mail addressed to Seller to such address as Capital may designate. Capital agrees to use reasonable measures to preserve the contents of any such mail which does not relate to the Sold Receivables and to deliver same to Seller (or, at the election of Capital, to notify Seller of the address where Seller may take possession of such contents; provided, if Seller does not take possession of such contents within 30 days after notice from Capital to take possession thereof, Capital may dispose of such contents without any liability to Seller).

9.4 UCC Filings. Seller hereby authorizes Capital to file, with or without the signature of Seller, one or more financing or continuation statements, and amendments thereto, relating to the Sold Receivables. Seller further agrees that a carbon, photographic or other reproduction of this Agreement or any financing statement describing the Sold Receivables is sufficient as a financing statement and may be filed in any jurisdiction Capital may deem appropriate.

9.5 Right to Perform. If Seller fails to perform any agreement or obligation provided herein or in any of the other Purchase Documents, Capital may itself perform, or cause performance of, such agreement or obligation, and the actual and reasonable expenses of Capital incurred in connection therewith shall be a part of the Obligations and payable by Seller on demand.

                             SECTION 10. SERVICING

10.1 Appointment of Servicing Agent. Capital hereby appoints Seller as servicing agent for Capital for the purpose of expediting the collection of Sold Receivables. Seller, as servicing agent, agrees to maintain an active, on-going and regular dialogue with each Account Debtor of the Sold Receivables. Seller further agrees, as servicing agent, to utilize all powers, influences and rights and to take every action within its control in accordance with its customary practices and applicable law to expedite the collection of the Sold Receivables and direct such payments exclusively to the Remittance Address.

10.2 Protection of Capital's Rights. Seller, as servicer, shall take no action which, nor omit to take any action the omission of which, would substantially impair the rights of Capital in any Sold Receivables.
     Seller, as servicer, agrees to defend at its expense Capital's ownership of the Sold Receivables.

10.3 Proceeds or Returned Goods Received by Seller. Subject to the terms of the Intercreditor Agreement, all amounts and proceeds (including instruments and writings) received by Seller at any time in respect of any Sold

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     Receivables shall be received in trust for the benefit of Capital hereunder, shall be segregated from other funds of Seller and shall be promptly paid over to Capital in the same form as so received (with any necessary endorsement). If any goods relating to Sold Receivables shall be returned to or repossessed by Seller, Seller shall give prompt notice thereof to Capital and shall hold such goods in trust for Capital, separate and apart from Seller's own property, and such goods shall be owned solely by Capital and be subject to Capital's direction and control. Seller shall properly store and protect such goods and agrees to cooperate fully with Capital in any subsequent disposition thereof for the benefit of Capital. The provisions of this Subsection shall survive the termination of this Agreement.

10.4 Additional Documentation. Seller will furnish to Capital, upon request, any and all papers, documents and records in its possession or control related to the Sold Receivables, or related to Seller's business relationship with the respective Account Debtors of the Sold Receivables, and agrees to cooperate fully with Capital in all matters related to collection of the Sold Receivables.

10.5 Termination. Capital reserves the right to terminate Seller as its servicing agent at any time with or without cause and without notice to Seller.

                            SECTION 11. TERMINATION

11.1 Termination. This Agreement shall terminate when all obligations and liabilities owing by Seller to Capital hereunder have been indefeasibly paid to Capital or otherwise satisfied and Seller has satisfied its servicing obligations hereunder.

                         SECTION 12. EVENTS OF DEFAULT

12.1 Events of Default.  An event of default ("Event of Default") shall be
                                               ----------------
     deemed to have occurred hereunder upon the occurrence of one or more of the following:

     (a) Seller shall fail to pay as and when due any obligations or liabilities owed to Capital hereunder.

     (b) Seller shall breach any covenant or agreement made herein, in any of the other Purchase Documents or in any other agreement now or hereafter entered into between Seller and Capital.

     (c) Any warranty or representation made herein or in any of the other Purchase Documents shall be false or misleading in any material respect when made.

     (d) The occurrence of any event which permits the acceleration of the maturity of any indebtedness owing by Seller to Fleet Capital Corporation.

     (e) Either (i) the commencement by Seller of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; or (ii) the commencement against the Seller of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law by creditors of the Seller, provided that such event shall not be deemed an Event of Default if such proceedings is controverted within ten
          (10) days and dismissed and vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or the Seller shall take action to authorize or effect any of the actions in any such proceeding.

     (f) Seller shall become insolvent, make a transfer in fraud of creditors or make an assignment for the benefit of creditors.

     (g) Upon the occurrence of any event of default under the Notes Indenture or Debenture Indenture.

     Subject to the terms of the Intercreditor Agreement, Capital may exercise all rights and remedies available to Capital, at law or in equity, after the occurrence of an Event of Default.

                           SECTION 13. MISCELLANEOUS

13.1 Cumulative Rights. All rights, remedies and powers granted to Capital in this Agreement, or in any other instrument or agreement given by Seller to Capital or otherwise available to Capital in equity or at law, are cumulative and may be exercised singularly or concurrently with such other rights of Capital. These rights may be exercised from time to time as to all or any part of the Sold Receivables as Capital in its discretion may determine. Capital shall not be deemed to have waived any of its rights and remedies unless the waiver is in writing and signed by Capital. A waiver by Capital of a right or remedy under this Agreement on one occasion is not a waiver of the right or remedy on any subsequent occasion.

13.2 Notices. Any notice or communication with respect to this Agreement shall be in writing sent by (i) personal delivery, (ii) United States mail, postage prepaid, registered or certified mail, or (iii) facsimile (with receipt thereof confirmed by telecopier), addressed to each party thereto at its address set forth below their signature hereon or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or three (3) days after it is deposited in the United States mail, with proper postage prepaid, or in the case of facsimile, upon receipt.

13.3 Severability. Each and every provision, condition, covenant and representation contained in this Agreement is, and shall be construed, to be a separate and independent covenant and agreement. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of the Agreement shall not be affected thereby.

13.4 Indemnity. Seller hereby indemnifies and agrees to hold the Indemnified Persons harmless against any breach by Seller of any representation, warranty, covenant or agreement of Seller contained in this Agreement, and against any claims or damages arising out of the manufacture, sale, possession or use of, or otherwise relating to, goods, or the performance of services, associated with or relating to the Sold Receivables or related rights purchased (or with respect to which a security interest is granted) hereunder. Seller also hereby indemnifies and agrees to hold harmless and defend all Indemnified Persons from and against any and all Indemnified Claims. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH INDEMNIFIED CLAIMS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY INDEMNIFIED PERSON, but shall exclude any of the foregoing resulting from such Indemnified Person's gross negligence or willful misconduct. If Seller or any third party ever alleges any gross negligence or willful misconduct by any Indemnified Person, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and affect of the alleged gross negligence or willful misconduct. Upon notification and demand, Seller agrees to provide defense of any Indemnified Claim and to pay all costs and expenses of counsel selected by any Indemnified Person in respect thereof. Any Indemnified Person against whom any Indemnified Claim may be asserted reserves the right to settle or compromise any such Indemnified Claim as such Indemnified Person may determine in its sole discretion, and the obligations of such Indemnified Person, if any, pursuant to any such settlement or compromise shall be deemed included within the Indemnified Claims. Except as specifically provided in this section, Seller waives all notices from any Indemnified Person. The provisions of this Section shall survive the termination of this Agreement.

13.5 Benefits; Assignment. All grants, covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Seller may not delegate or assign any of its duties or obligations under this Agreement without the prior written consent of Capital and any assignment without such consent shall be void. CAPITAL RESERVES THE RIGHT TO ASSIGN ITS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT IN WHOLE OR IN PART TO ANY PERSON OR ENTITY. To the extent Capital assigns its rights and obligations hereunder to a third party, Capital shall thereafter be released from such assigned obligations to Seller and such assignment shall effect a novation between Seller and such third party.

13.6 Captions. The captions in this Agreement are for convenience only and shall not define or limit the provisions hereof.

13.7 Governing Law; Venue; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR ASSETS, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS AGREEMENT IS PERFORMABLE BY THE PARTIES IN THE STATE OF NEW YORK. THE PARTIES HERETO EACH AGREE THAT THE STATE OF NEW YORK SHALL BE THE EXCLUSIVE VENUE FOR LITIGATION OF ANY DISPUTE OR CLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT, AND THAT THE STATE OF NEW YORK IS A CONVENIENT FORUM IN WHICH TO DECIDE ANY SUCH DISPUTE OR CLAIM. THE PARTIES HERETO EACH CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK FOR THE LITIGATION OF ANY SUCH DISPUTE OR CLAIM. SELLER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

13.8 WAIVER OF JURY TRIAL. THE PARTIES HERETO EACH HEREBY IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH.

13.9 Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior written agreements and understandings, if any, relating to the subject matter hereof (except documents, agreements and instruments delivered or to be delivered in accordance with the express terms hereof).

13.10 Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

13.11 Effectiveness of Agreement; Counterparts. This Agreement shall become effective only upon acceptance by Capital as evidenced by Capital's signature hereon. This Agreement may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopy also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

WEC COMPANY

By:_____________________________________________
Name:___________________________________________
Title:__________________________________________

Address:  6944 Newburg Road
          Rockford, Illinois 61108
          Attn: Mr. Edward R. Olson, Chairman
          Facsimile: (312) 332-2196

CAPITAL FINANCE LLC

By:_____________________________________________
Name:     Steven A. Museles
Title:    Senior Vice President

Address:  1133 Connecticut Ave., N.W
          Suite 310
          Washington, D.C. 20036
          Attn: Steven A. Museles, Esq.
          Facsimile: (202) 862-3410

                                 SCHEDULE 5.11

                                  TRADE NAMES


Woods Equipment Company

Du-Al

Gannon

Alloway

Gill

BMP

Wain-Roy

CF

Central Fabricators

Tru-Part

TISCO

Alitec

                                  SCHEDULE A

                           [FORM OF SALE ASSIGNMENT]



     THIS SALE ASSIGNMENT is dated as of February _____, 2001, between WEC COMPANY (the "Seller") and CAPITAL FINANCE LLC ("Capital").
              ------                             -------

     1. We refer to the Receivables Purchase Agreement, dated as of February ____, 2001, by and between the Seller and Capital (the "Purchase Agreement").
                                                        ------------------
All provisions of the Purchase Agreement are incorporated herein by reference. All capitalized terms shall have the meanings set forth in the Purchase Agreement.

     2. The Seller does hereby sell, transfer, assign, set over and convey to Capital all right, title and interest of the Seller in and to all Receivables described in Exhibit A attached hereto (collectively, the "Sold Receivables").
                                                           ----------------

     3. Seller does hereby reaffirm the representations and warranties referred to in Section 6 of the Purchase Agreement with respect to each Sold Receivable with full force and effect as if fully set forth herein.

     IN WITNESS WHEREOF, the parties have caused this Sale Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              WEC COMPANY


                              By:       ________________________________________
                              Name:     ________________________________________
                              Title:    ________________________________________



                              CAPITAL FINANCE LLC


                              By:       ________________________________________
                              Name:     ________________________________________
                              Title:    ________________________________________

                                   EXHIBIT A
                                      to
                                SALE ASSIGNMENT

                                [SEE ATTACHED]

                                 SCHEDULE 5.4

                           OTHER BUSINESS LOCATIONS




--------------------------------------------------------------------------------
2606 Illinois Route 2 South                       1000 W. Cherokee
Oregon, IL 61061                                  Sioux Falls, SD 57104

--------------------------------------------------------------------------------
200 Lothenbach Avenue                             10301 Westlake Drive
St. Paul, MN 55118                                Charlotte, NC 28273

--------------------------------------------------------------------------------
1890 Elm Tree Drive                               15 Old Boston Road
Nashville, TN 37210                               Hubbardston, MA 01452

--------------------------------------------------------------------------------
7526 White Pine Road                              151 Suffolk Lane
Richmond, VA 23237                                Gardner, MA 01440

--------------------------------------------------------------------------------
204 Airline Drive, Suite 700                      802 East Main Street
Coppell, TX 75019                                 Brownsburg, IN 46112

--------------------------------------------------------------------------------
3402 Gardenbrook Drive                            351 Alderson Street
Farmers Branch, TX 75234                          Schofield, WI 54476

--------------------------------------------------------------------------------
8565 23/rd/ Avenue                                349 Alderson Street
Sacramento, CA 95826                              Schofield, WI 54476

--------------------------------------------------------------------------------
8571 23/rd/ Avenue                                400 Alderson Street
Sacramento, CA 95826                              Schofield, WI 54476

--------------------------------------------------------------------------------
14821 Artesia Blvd.                               1330 43rd St. N.W.
LaMirada, CA 90638                                Fargo, ND 58102

--------------------------------------------------------------------------------
                                                  1410 Pines Road
                                                  Oregon, IL 61061
--------------------------------------------------------------------------------